Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of December 31, 2007 to the Credit Agreement referred to below, among Griffon Corporation (the “Company”), Telephonics Corporation (the “Subsidiary Borrower” and, together with the Company, collectively, the “Borrowers”), each of the Lenders identified under the caption “LENDERS” on the signature pages hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Borrowers, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of December 20, 2006 (as amended, the “Credit Agreement”). The Borrowers and the Lenders wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 1 and not otherwise defined herein are used herein as defined in the Credit Agreement.

Section 2. Amendments. Effective as provided in Section 4 hereof, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Section 7.11(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a) Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company to exceed (i) for such period ending December 31, 2007, 3.25 to 1.00 and (ii) thereafter, 3.00 to 1.00.

2.03. Section 7.11(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b) Consolidated Fixed Charges Ratio. The Company will not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Company to be less than (i) for such period ending December 31, 2007, 3.25 to 1.00 and (ii) thereafter, 4.00 to 1.00.

Section 3. Representations and Warranties. Each Borrower represents and warrants (as to itself and each of its Subsidiaries) to the Administrative Agent and Lenders that (a) the representations and warranties of the Borrowers set forth in the Credit Agreement, as amended hereby, and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) no Default shall occur and be continuing under the Credit Agreement, as amended hereby.

Section 4. Conditions Precedent to Effectiveness. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 executed by each Borrower and the Required Lenders.

Section 5. Confirmation of Security Documents. The Company, by its execution and delivery of this Amendment No. 1, hereby confirms and ratifies that all of its obligations under the Pledge Agreement and the grant of the security interests thereunder shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement as amended hereby.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Name: Patrick L. Alesia
Title: VP, CFO, Treasurer and Secretary

TELEPHONICS CORPORATION

By:	/s/ Donald C. Pastor
Name: Donald C. Pastor
Title: Executive VP - Operations and CFO

LENDERS

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By:	/s/ Helene P. Sprung
Name: Helene P. Sprung
Title: Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Steven J. Melicharek
Name: Steven J. Melicharek
Title: Senior Vice President/Senior Credit
Products Officer

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Christopher J. Mendelsohn
Name: Christopher J. Mendelsohn
Title: First Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Patrick McGraw
Name: Patrick McGraw
Title: Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Brian Stone
Name: Brian Stone
Title: Administrative Vice President

NORTH FORK BANK
A DIVISION OF CAPITAL ONE, N.A.

By:	/s/ Enrico Panno
Name: Enrico Panno
Title: Vice President